SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the Earliest Event Reported) November 13, 2003

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices)(Zip code)

(714) 545-0100
(Registrant’s telephone
number, including area code)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Excerpts from Confidential Offering Circular

Item 9.     Regulation FD Disclosure

On November 13, 2003, Valeant Pharmaceuticals International announced that it intends to offer, subject to market and other conditions, convertible subordinated notes (the “Notes”) in a transaction exempt from the registration requirements of the Securities Act of 1933. Attached hereto as Exhibit 99.1 are excerpts from the Confidential Offering Circular relating to the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Valeant Pharmaceuticals International has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2003	VALEANT PHARMACEUTICALS INTERNATIONAL

/s/ Bary G. Bailey
Executive Vice President and Chief Financial Officer

Exhibit Index

Designation	Description

99.1	Excerpts from Confidential Offering Circular